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                               @ENTERTAINMENT, INC.
         STATEMENT REGARDING CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
           FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996, 1995 AND 1994
                                  (IN THOUSANDS)



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                                                                                  YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------------------
                                                                    1998          1997        1996        1995        1994
Net loss before income taxes                                      (125,855)     (55,799)     (3,631)      (689)      (1,580)

Fixed charges:
    Interest expense on all indebtedness
      including amortization of deferred financing costs            21,957       13,902       4,597      4,373        2,327
    Other                                                              -            -           -          380          170
                                                                  -----------------------------------------------------------
                                                                    21,957       13,902       4,597      4,753        2,497
                                                                  -----------------------------------------------------------
Earnings                                                          (103,898)     (41,897)        966      4,064          917
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
Fixed charges (as above)                                            21,957       13,902       4,597      4,753        2,497
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
Ratio of earnings to fixed charges                                   n/a            n/a        0.21       0.86         0.37
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------

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